Exhibit 99.2

SLS International Complies With AMEX Requirements for Financial Disclosure

SPRINGFIELD, Mo., April 18 /PRNewswire-FirstCall/ -- SLS International (Amex: SLS - News), the leading provider of premium quality sound systems for professional (recording studio, concert, etc.), cinema and home entertainment markets, announced today that its 2005 financial statements included in the Company's Form 10-K filed March 31 contained a going-concern qualification.

The American Stock Exchange's rules require AMEX-listed companies to publicly announce whenever a Form 10-K includes an audit opinion containing a going-concern qualification.

The Company's annual report on Form 10-K is available from the SEC's website at http://www.sec.gov .

Safe Harbor:

Matters discussed in this press release contain forward-looking Statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company with the Securities and Exchange Commission.